                             SECURITIES AND EXCHANGE
                                   COMMISSION
                              WASHINGTON, DC 20549

                                    Form 8-K

                 Current Report Pursuant to Section 13 or 15(d)
                     Of the Securities Exchange Act of 1934

        Date of Report (Date of Earliest Event Reported) January 9, 2003
                                                         ---------------
                                  -------------

                                   QT 5, Inc.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)

           Delaware                        0-25022              72-7148906
 -------------------------------  -----------------------   -------------------
 (State or other jurisdiction of  (Commission File Number)   (I.R.S. Employer
  Incorporation Or Organization)                             Identification No.)

                       5655 Lindero Canyon Road, Suite 120
                       Westlake Village, California 91362
             ------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code (818) 338-1510
                                 ---------------

                               MoneyZone.com, Inc.
              3260 North Hayden, Ste 209, Scottsdale, Arizona 85251
           -----------------------------------------------------------
          (Former name or former address, if changed since last report)

Special Note Regarding Forward-Looking Statements

        The federal securities laws provide for a safe harbor for certain forward-looking statements. This safe harbor protects us from liability in a private action arising under either the Securities Act of 1933 or the Securities
Exchange Act of 1934, as amended, for forward-looking statements that are identified as such and accompanied by meaningful cautionary statements, or are immaterial.

        This report contains forward-looking statements that involve risks and uncertainties, such as statements about our plans, objectives, expectations, assumptions, or future events. In some cases, you can identify forward-looking statements by terminology such as "anticipate," "estimate," "plan," "project,"
"predict," "potential," "continue," "ongoing," "expect," "believe," "intend,"
"may," "will," "should," "could," or the negative of these terms or other comparable technology. These statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from any future results, performances, or achievements expressed or implied by the forward-looking statements. Actual future results and trends may differ materially from those made in or suggested by any forward-looking statements due to a variety of factors, including for example, our ability to compete with other products in our space; the risk of unfavorable federal regulation; and the fact that our status as a development stage company makes our future unclear. Consequently, you should not place undue reliance on these forward-looking statements. We discuss many of these and other risks and uncertainties in greater detail under the section entitled, "Risk
Factors That May Affect Future Result " in Item 1 and elsewhere in this Current
Report on Form 8-K.

        The forward-looking statements speak only as of the date on which they are made and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Item 1.  Change in Control of Registrant.
-----------------------------------------

        Effective January 9, 2003, pursuant to the terms of the Merger and Plan of Reorganization (the "Merger Agreement") between MoneyZone.com, Inc.
("MoneyZone"), and QuickTest 5, Inc. ("Quicktest") (the "Merger"), Quicktest
merged with and into MoneyZone, the separate corporate existence of Quicktest ceased, and MoneyZone continued as the surviving entity and changed its name to
"QT 5, Inc." and its symbol on the Over the Counter Bulletin Board to "QTFV"
(the surviving entity shall hereinafter be referred to as "QT5" or the
"Company").

        MoneyZone had 600,000 shares of Common Stock issued and outstanding as of the year ended December 31, 2002. In connection with the Merger MoneyZone will issue an aggregate of 25,000,000 shares of its Common Stock (on a post forward split basis, see discussion below) to Quicktest shareholders resulting in the Company having 28,000,000 shares of Common Stock issued and immediately following the Merger and after taking into effect a five for one forward stock split.

        As a result of the Merger, the shareholders of Quicktest acquired control of QT 5. The source of consideration used by the shareholders of
Quicktest for the Merger were shares of common stock of Quicktest owned or held beneficially prior to the Merger that were acquired by the Registrant upon consummation of the Merger in exchange for the same number of similar securities issued by the Registrant.

Business.
--------

        Quicktest was formed in 1999 to develop, distribute and market In Vitro diagnostic tools and pharmaceutical products for the individual, home, and work environments. In April 2002, the Company acquired Patent No. 6,268,386 dated
July 31, 2001 relating to a Nicotine Beverage (the "Nico Patent"). The Nico Patent,
abstract states, among other things, that it covers "A liquid composition including a Nicotine or alkaloid having the same direction of activity, content between 0.0001% and 0.1%."

        While the Company plans to continue its small device and pharmaceutical product development, since acquisition of the Nico Patent, the Company has focused its efforts on developing and marketing nicotine beverage products.
Other than its nicotine beverage line of products, the Company has not developed nor does it have the right to market any other products; however, the Company is in negotiations to acquire certain intellectual property rights and their associated research and development efforts and FDA approvals on an HIV test kit, In Vetro drug test kit and a cardiac pulmonary test kit.

        The Company's first nicotine beverage product is anticipated to be
Nico(R)Water, a water based nicotine product. In addition to Nico Water, to date, Quicktest has been engaged in the research and development of proprietary programs for business and government use to educate and limit liability of employee drug use, sexual harassment and work place discrimination. The Company is in negotiations to acquire products in this area.

Products

        Nico Water. The Company's first nicotine beverage product is Nico Water.
Nico Water is an odorless and tasteless liquid based nicotine adult beverage to be consumed "when you want to smoke but can't or can smoke but shouldn't."

        The Company intends to sell and distribute Nico Water to adults over the age of 18, wherever cigarettes are sold to provide an alternative to smoking.
Unlike other nicotine products, Nico Water is suitable for sale and consumption in a wide venue of retail outlets (i.e. drug stores, markets, restaurants, airlines, and convenience stores). Nico Water is not currently available for sale. The Company is working with regulatory counsel to determine what requirements, if any, must be satisfied prior to marketing Nico Water in the
U.S. and worldwide. See "Regulatory Matters" and "Risk Factors That May Affect
Future Results and Market Price of Stock-Government Regulation."

        Market for Nicotine Beverages. While there is no current market for
Nicotine beverage products, there are approximately 47 million smokers in the U.S. alone who spend approximately $200 Billion annually on cigarettes.
Management believes there is a significant worldwide market opportunity for products that contain nicotine in a convenient and inexpensive vehicle such as
Nico Water.

        The Know Now TM System. The Company has been conducting
research and development efforts in the Know Now system of products and has been in negotiations to acquire rights to use certain products in this system. The
Company intends to market the Know Now system to businesses and professionals to assist these entities with their human resource compliance as outlined by the
Department of Transportation. When developed, the Company intends the Know Now system to include the following products:

1.       QuickTest for drugs is a rapid  immunochromatographic  assay for the simultaneous qualitative detection of Cocaine,  Marijuana,  Morphine,
         P.C.P., Amphetamines and/ or their metabolites in urine. The Drug Cup assay provides only the first step. A more specific alternate chemical method must be used in order to obtain a confirmed analytical result.
         Gas chromatography/mass spectrometry (GC/MC) is the preferred confirmatory method.

2.       On Site, 10 minute H.I.V. type I and type II Test Kit for the U.S.
         professional and international over the counter market.

Competition.

        While the Company is not aware of any direct competing nicotine beverage sold in the U.S., the Company's nicotine beverage products compete in the adult nutrasutical market which includes such products as Gatorade, Red Bull and
Propel. All of the companies that market these products have greater resources than the Company. In addition, the Company competes with cigarettes as an alternative source of nicotine. Most of the companies that distribute cigarettes have much greater financial resources than the Company. In addition, these companies may exert indirect or political pressure against the introduction of nicotine water.

Regulatory Matters.

        The manufacture, sale, promotion and marketing of the Company's current product, Nico Water TM, and future products are subject to regulation by the U.S.
Food and Drug administration ("FDA") and similar government regulatory bodies in other countries. The Company is in the process of determining what regulatory requirements, if any, are required for it to market and sell the Nico Water product in the U.S. and worldwide, including possible drug listing and obtaining
FDA approval prior to going to market; such listing and the FDA approval process could take years and be very costly if approval could even be obtained at all.
Failure of the Company to comply with such a requirement could lead to an FDA enforcement action, which could include a warning letter, injunction and possible seizure of the Company's assets. On December 18, 2001, Tobacco Free
Kids, The American Heart Association and ten other entities filed a petition with the FDA to regulate or stop the sale of Nico Water as a dietary supplement by a previous owner of the patent. The Petition asserted that nicotine water should be classified as a "drug" or in the alternative a food containing an unapproved additive under the federal Food, Drug and Cosmetic Act (the "Act").
The FDA determined that nicotine water, as marketed, was a "drug" under the Act and a "new drug" under Section 201(p) of the Act, because no person had shown that the product was generally recognized among qualified experts as safe and effective for its suggested uses. Under Section 505(a) and 301(d) of the Act, a new drug may not be introduced or delivered for introduction into interstate commerce unless an FDA approved New Drug Application is in effect for that drug.
The Company believes that, as the Company intends to label and market Nico
Water, it is not a new drug under the Act and the Company is currently conducting tests to determine that the product is safe and effective for its intended use; however, there can be no certainty that the FDA will not deem the product a new drug or that it is safe and effective for its intended use. See
Risk Factors That May Affect Future Results and Market Price of Stock -
Government Regulation.

Intellectual Property

        We protect our intellectual property rights through a combination of trademark, copyright and trade secrets laws and through the domain name dispute resolution system. In order to limit access to and disclosure of our proprietary information, all of our employees have signed confidentiality and invention assignment arrangements, and we enter into nondisclosure agreements with third parties. We cannot provide assurance that the steps we have taken to protect our intellectual property rights, however, will deter adequately infringement or misappropriation of those rights. Particularly given the international nature of the Internet, the rate of growth of the Internet and the ease of registering new domain names, we may not be able to detect unauthorized use of our intellectual property or take enforcement action.

        The Company has registered the "Nico" service mark in the U.S. In addition, the Company has registered the domain name "www.nicowater.com" and various related domain names including "www.nicotinewater.com."

         In April 2002, the Company acquired Patent No. 6,268,386, dated
July 31, 2001, for nicotine beverages (the "Nico Patent") from the inventor,
Marshall Anlauf Thompson, pursuant to the terms of that certain Agreement for the Assignment of Patent Rights dated April 7, 2002 (the "Patent Agreement"). In consideration thereof, the Company issued 133,000 shares of its Common Stock. In addition, Quicktest agreed to pay the original patent holder and related third parties royalties of $1.20 per case, quarterly, for every case sold (consisting of 24 bottles per case) of the Company's products which utilize the Nico Patent, for the remaining life of the patent. The royalty payments are due beginning on the first day of the calendar quarter commencing at such time as Quicktest distributes "First Distribution," as defined in the Patent Agreement, its first product to third-parties in which the Nico Patent is utilized, and every quarter thereafter during the term of the Nico Agreement (the life of the Nico Patent).
If any payment due under the Patent Agreement is not received within sixty (60)
days after the due date, the assignment shall be cancelled and terminated.

         As a condition to the continuance of the Patent Agreement, the Company also agreed to the following performance goals: (1) during the first year, the
Company must sell a minimum of 500,000 cases of the patented product, and (2)
during any year thereafter for the duration of this agreement, the Company must sell a minimum of 1,000,000 cases of the patented product each year (the
"Performance Goals"). In addition, the Company agreed, as a material condition of assignment, to provide sufficient funds and adequate personnel to market the product line of the Company in order to meet the Performance Goals. Failure of the Company to make the required royalty payments or meet the Performance Goals could result in the loss of the Nico Patent and materially harm the Company's prospects.

         In June 2002, the Company and Thompson agreed to a prepayment of royalties in the amount of $150,000 through the issuance of 399,000 shares of its Common Stock.

        Third parties may claim that we have infringed upon their patents or misappropriated or infringed on other proprietary rights. These claims and any resultant litigation could subject us to significant liability for damages. In addition, even if we prevail, the litigation could be time consuming and expensive to defend and could affect our business materially and adversely. Any claims or litigation from third parties may also result in limitations on our ability to use the service marks, trademarks, copyrights, trade secrets, patents, and other intellectual property subject to these claims or litigation, unless we enter into license agreements with the third parties. However, these agreements may be unavailable on commercially reasonable terms, or not available at all. In addition, these same costs and constraints apply to enforcing the
Nico Patent, which may not be possible or practical. Further, the Nico Patent will not protect the Company's interests in foreign countries that do not recognize U.S. Patents.

Change of Control

         The Registrant is not aware of any arrangements, the operation of which may at a subsequent date result in a change in control of the Registrant.

Management

         As part of the Merger, the officers and directors of MoneyZone resigned and new management was appointed. See Item 5. Directors are elected for a period of one year and thereafter serve until the next annual meeting at which their successors are duly selected by the stockholders. Officers and other employees serve at the will of the Board Directors. The following sets forth the persons who serve as the directors of QT5.

         Timothy J. Owens, 48, is the Founder and Chief Executive Officer of the
Company since inception. From March 1994 to January 1999, Mr. Owens served as
CEO of Job Services, Inc., a privately held company. Mr. Owens received his
Masters of Science Degree in Finance from La Salle University, Louisiana. Mr.
Owens' also received letters of academic excellence in engineering from
President Gerald R. Ford and President James Carter in 1976 and 1978.

         Steven Reder, 46, has been President and a member of the Board of
Directors since January 2002. From February 1994 to January 2002, Mr. Reder was
President, CEO and majority stockholder of Friends Industry, Inc., (dba Graphix
Press) a specialty printer, packaging and point of purchase display company.
Prior to Graphix Press, Mr. Reder was the CFO for Delta Lithograph Company, a
Bertelsmann company.

Principal Stockholders
----------------------

         The following table sets forth information available to the Company, as of January 9, 2003, with respect to the beneficial ownership of the outstanding shares of the Company's Common Stock (on a post forward split basis) by (i) any holder of more than five percent (5%) of the outstanding shares; (ii) the
Company's officers and directors; and (iii) the Company's officers and directors as a group (the table has been prepared based on information provided to the
Company by each shareholder):

     Name of                     Shares of Common         Percentage (%) of
Beneficial Owner                   Stock Owned             Common Stock (4)
----------------                 ----------------          ----------------

Steven Reder (1)                     3,504,550                   12.5
Timothy Owens (2)                    5,358,570                   19.1
Fred DeLuca (3)                      3,399,480                   12.1
Robert Pautsch                       2,088,100                    7.5
Federico Cabo                        3,192,000                   11.4

All officers and directors as a
group (three (3) persons)           12,262,600                   43.8

(1) Steven Reder is the President and Chief Financial Officer of the Company and
a member of the Company's Board of Directors. The address for Mr. Reder is 5655
Lindero Canyon Road, Suite 120 Westlake Village, California 91362.

(2) Timothy Owens is the Chief Executive Officer of the Company and a member of the Company's Board of Directors. The address for Mr. Reder is 5655 Lindero
Canyon Road, Suite 120 Westlake Village, California 91362.

(3) Fred DeLuca is the Secretary of the Company. The address for Mr. DeLuca is
5655 Lindero Canyon Road, Suite 120 Westlake Village, California 91362.

(4) The number of outstanding shares of common stock of the Company is based upon 28,000,000

Risk Factors That May Affect Future Results and Market Price of Stock

         Set forth below and elsewhere in this Current Report on Form 8-K and in other documents we file with the Securities and Exchange Commission, are risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements contained in this report.

Development Stage Company; Limited Operating History; Significant and
Continuing Operating Losses; Accumulated Deficit. Since its inception, the
Company has been engaged primarily in research and development and has had no revenues to date. Accordingly, the Company has a limited operating history and its operations are subject to all the risks inherent in a business enterprise with such a limited operating history, including limited capital, possible delays in the development and implementation of our business plan, uncertain markets, and the absence of an operating history. The likelihood that the
Company will succeed must be considered in light of the problems, expenses, and delays frequently encountered in connection with the development of new businesses, as well as many other factors. The Company has not developed any customers to date and must rely upon potential customers that the Company's management may identify for generating revenues. There is no assurance that the
Company will be able to develop successfully the business it intends to pursue, as described herein. We cannot be certain that our business will be successful or that we will generate significant revenues. Specifically, companies such as ours typically experience significant difficulties.

Significant Capital Requirements; Need for Additional Capital; Explanatory
Paragraph in Accountant's Report. The Company's capital requirements have been and will continue to be significant. The Company has been dependent primarily on private placements of equity securities and indebtedness. Over the next 12 months, the Company intends to focus on increasing its marketing efforts and research and development for new proposed products. The Company anticipates, based on its current proposed growth plans and assumptions relating to its growth and operations, that the proceeds from the private placements, borrowings and planned revenues will not be sufficient to satisfy the Company's contemplated cash requirements for the next 12 months and that the Company will be required to raise additional funds immediately. In addition, in the event that the Company's plans change or its assumptions prove to be inaccurate (due to unanticipated expenses, delays, problems, or otherwise), the Company would be required to seek additional funding sooner than anticipated. Any such additional funding could be in the form of additional equity capital, debt or a combination thereof. Further, in the event that the Company receives a larger than anticipated number of purchase orders for its products, it may require resources substantially greater than those that are currently available to the Company. In such event the Company may be required to raise additional capital or to engage third parties (as to which there can be no assurance) to assist the Company in meeting such orders. The Company is currently pursuing several potential funding opportunities; however, the Company has no current commitments for additional funding. There can be no assurance that any of such opportunities will result in actual funding or that additional financing will be available to the Company when needed, on commercially reasonable terms, or at all. If the Company is unable to obtain additional financing if needed, it will likely be required to curtail its marketing and manufacturing plans and possibly cease its operations.
Any additional equity financing may involve substantial dilution to the
Company's then-existing shareholders. The Company's independent accountants have included an explanatory paragraph in their report on the Company's financial statements set forth in the Company's Information Statement on Schedule 14C filed with the Securities and Exchange Commission on December 11, 2002, stating that because of the Company's losses, uncertainty about profitability and its need to raise additional funds among other factors, there is substantial doubt that the Company can continue as a going concern.

Government Regulation. The manufacture,  sale, promotion and marketing of the Company's current product,  Nico Water TM  and future products are subject to regulation  by the  U.S.  Food  and  Drug  administration  ("FDA")  and  similar government  regulatory bodies in other countries.  The Company is in the process of  determining  what  regulatory  requirements,  if any, are required for it to market and sell the Nico  Water  product in the U.S.  and  worldwide,  including possible drug listing and obtaining FDA approval prior to going to market;  such listing and the FDA approval  process  could take years and be very  costly,  if approval  could even be obtained  at all.  Failure of the Company to comply with such a requirement could lead to an FDA enforcement action which could include a
Warning  Letter,  injunction and possible  seizure of the Company's  assets.  On
December 18, 2001,  Tobacco Free Kids,  The American Heart  Association  and ten
other entities filed a petition with the FDA to stop the sale of Nico Water by a previous owner of the patent.  The Petition  asserted that nicotine water should be classified as a "drug" or in the  alternative a food containing an unapproved additive  under the federal  Food,  Drug and Cosmetic  Act (the "Act").  The FDA determined that nicotine  water,  as marketed,  was a "drug" under the Act and a
"new drug" under Section 201(p) of the Act, because no person had shown that the product was generally  recognized among qualified  experts as safe and effective for its suggested  uses.  Under Section 505(a) and 301(d) of the Act, a new drug may not be introduced or delivered for  introduction  into  interstate  commerce unless an FDA  approved  New Drug  Application  is in effect for that drug.  The
Company believes that, as the Company intends to label and market Nico Water, it is not a new drug under the Act and the Company is currently conducting tests to determine that the product is safe and effective for its intended use;  however, there can be no  certainty  that the FDA will not deem the  product  to be a new drug or that it is safe and  effective  for its intended  use. In addition,  the
Over the Counter In Vitro Rapid Drug Testing Products are relatively new and may be subject to  extensive  future  regulation,  F.D.A.,  and/or state and federal government policy changes.  Any one of these events may have a negative material impact on our business.

We May Never become Profitable. The Company has incurred net operating losses in each fiscal quarter since we have been in business. We expect to continue to experience losses until the time, if ever, when our current products are able to sell products sufficient to generate revenues adequate to support our operations.

        Intellectual Property; loss of patent. Our success is dependent, in part, on the ability to protect the intellectual property rights associated with the Nico Water. In order to retain the rights to the Nico Patent, the Company must make certain loyalty payments and meet certain performance standards as set forth above. See "Intellectual Property." Should the Company fail to make these payments or meet the performance standards it could lose the rights to the Nico
Patent and, therefore, its business could be materially adversely affected. See also "Need for Additional Capital" above. The inability to adequately protect such rights could have a material adverse effect on operations. The failure to adequately protect its proprietary products could have a material adverse effect on our business and results of operations.

No Assurance of Successful Product Development. The Company's ability to successfully develop any additional products is uncertain. The Company's research and development programs with respect to certain of its potential products are at an early stage. Potential new products will require additional research, development, testing, regulatory approval and additional investment prior to their commercialization, which may not be successful. There can be no assurance that Quicktest's approach will result in the development of commercially successful products.

We may have problems hiring sufficient staff to operate our business. If we are able to expand our operations, we may need to hire additional staff.
Finding quality and competent staff could be difficult. We will compete with other companies for qualified staff. In order to hire and retain staff, we will likely need to offer certain benefits, such as, medical benefits, 401K Plans and other retirement benefits. We have not made specific arrangements to offer such benefits and have not yet investigated the costs associated with providing such benefits. If we are not able to expand our operations, our ability to earn additional revenue will be harmed.

Risks Associated with Dependence on Third Party Manufacturing and
Governmental Regulations. The Company intends to be engaged in the wholesale distribution of private labeled proprietary (patented) In Vitro products
(regulated) to the general public via the retail over the counter market, the
Internet, to government agencies and to the business and professional community through national distributors. As with any government-regulated products, there is substantial risk that the marketplace may not be receptive to the Company's products or services. Governmental regulations may change creating an adverse affect on one or more of our products, and the manufacturing processes that are governed by the government may become too restrictive to produce the product. We expect to incur substantial expenses as we continue to build out our automated national marketing infrastructure, our future product development and marketing activities and, if we are successful, to penetrate the national markets for our products. There can be no assurance that we will be able to market these services and products successfully or that any of the Company's future services and products based upon the consumer or business compliance with federal or state laws will be accepted in the marketplace. The costs of building out
Quicktest's distribution channels, development and marketing efforts will be substantial and will be recorded and expensed as they are incurred, notwithstanding that the benefits, if any, from those marketing efforts (in the form of revenues) may not be reflected, if at all, until subsequent periods.

Competition. The Company's first product expected to go into the retail markets is the Company's nicotine beverage product, Nico Water. As of the date hereof the Company is unaware of any competitive nicotine beverage products marketed in the United States or Internationally. We also compete in the large and rapidly growing and extremely competitive market place against other companies involved in an In Vitro On Site Drug Testing, traditional Clinical
Drug Testing, and other services, many of which have resources, both financial and other, far in excess of those Quicktest may possess or ever obtain. Many entities have exerted and continue to exert extensive research and development efforts, which have resulted in the introduction of a multitude of sophisticated, commercially marketable products and services. In view of the rapid changes taking place in our business, there is no assurance that its products or services will gain or retain commercial acceptance for a sufficient period to yield a profit commensurate with its cost of developing a national automated distribution system.

No Independent Market Survey for the Services. The Company has not
undertaken an independent analysis or survey of the market for its products and services although information gathered and forecasts produced by various trade groups indicate the existence of a sizable potential market. Individuals, businesses and government organizations are believed willing to expend large sums for the purchase of our products and services; however, there can be no assurance that The Company's products and services have the commercial potential to succeed in these target markets.

Risks of Investing In the Drug Testing Industry, Markets Uncertain. The
Drug Testing industry is speculative and involves a high degree of risk. The success of the Company will depend on a number of factors over which we will have little or no control. Even if any of the Company's concepts are sound, there can be no assurance that it will succeed financially. Success in the
Company's business is unpredictable and susceptible to change. The success of the Company may also be materially affected by the popularity of other products and companies offering similar goods and services as well as the state of the national economy. The Company operates in a rapidly evolving field that is likely to be affected by future product and service developments. Our ability to anticipate changes in products, markets, industry trends and to develop and introduce new and enhanced services on a timely basis will be a critical factor in its ability to grow and remain competitive. There can be no assurance that new services will be completed or that any new services can be marketed successfully. In addition, the anticipated development schedules for new or improved products are inherently difficult to predict and are subject to change as a result of shifting priorities in response to customer's requirements and competitors new product introductions. Moreover, we expect that it will devote substantial resources to the build out of the Company's infrastructure. The costs of those efforts will be expensed as they are incurred, notwithstanding that the benefits, if any, from the Company's product development efforts (in the form of increased revenues or decreased product costs) may not be reflected, if at all, until subsequent periods.

Dependence on Trademarks for Current and Future Markets. The market for certain of The Company's products and services will be, in part, dependent upon the goodwill engendered by our trademarks and trade names. Trademark protection will therefore be material to a portion of The Company's business. The Company has applied for federal trademark and trade name protection, relying on trademark law to protect brand names. The Company has applied for federally registered trademarks or trade names, and the failure to obtain trademark protection, or illegal use of any trademarks the Company may obtain, may have an adverse effect on the Company's business, financial condition and operating results.

We May Face Product Liability. Liability might result from claims made directly by consumers or by others selling our products. We presently carry product liability insurance in amounts that we believe to be adequate, but we can give no assurance that such insurance will remain available at a reasonable cost or that any insurance policy would offer coverage sufficient to meet any liability arising as a result of a claim. We can give no assurance that we will be able to obtain or maintain adequate insurance on reasonable terms or that, if obtained, such insurance will be sufficient to protect us against such potential liability or at a reasonable cost. The obligation to pay any product liability claim or a recall of a product could have a material adverse affect on our business, financial condition and future prospects.

Item 5.  Other Events and Regulation FD Disclosure.

         Effective January 9, 2003, MoneyZone effectuated a 5 for 1 forward split of its outstanding shares of Common Stock. Pursuant to the Forward Stock
Split, the number of shares of our Common Stock issued and outstanding is increased to a number that would be equal to the number of shares of our Common
Stock issued and outstanding immediately prior to the effectiveness of the
Forward Stock Split, multiplied by five. The actual number of authorized shares of our Common Stock would not be changed. The Forward Stock Split alone will increase the number of outstanding shares of Common Stock to approximately
28,000,000 shares (after the shares are issued in connection with the Merger).
The forward stock split was effectuated prior to the effectiveness of the
Merger.

         The Board of Directors and holders of a majority of the outstanding
Common Stock of the Company authorized and approved by written consent an amendment of the Certificate of Incorporation of the Company to increase the total amount of the Company's authorized Common Stock, from 25,000,000 shares to
100,000,000 shares. This increase was effectuated pursuant to an amendment to the Company's Certificate of Incorporation prior to the effectiveness of the
Merger.

         Pursuant to the terms of the Merger Agreement, effective January 9,
2003, MoneyZone.com, Inc. changed its name to QT 5, Inc. and changed its symbol on the Over the Counter Bulletin Board to "QTFV".

         Upon the effectiveness of the Merger Fred DeLuca was named Secretary of the Company until the next annual meeting of shareholders.

         Financing Transaction.  On December 31, 2002, the Quicktest borrowed
$150,000 and has agreed to borrow an additional $150,000 from NDMS Investments,
L.P., or its designee ("Lender"), an unrelated party pursuant to the terms of that certain Issuance Agreement and Convertible Promissory Note (the "Note").
The Note is due on the earlier to occur of (i) April 30, 2003 or (ii) a financing in which Quicktest receives net proceeds of $1.5 million (the
"Maturity Date"). The Note is convertible, at the election of the Lender, into
199,500 shares of Common Stock. In addition, in consideration of the Loan,
Quicktest issued the Lender 133,000 shares of Common Stock (the "Note Shares").
In the event that the 30 day average closing price of the Company's Common Stock is $1.00 or lower at the one year anniversary of the Note (the "Trading Price"), the Lender shall receive additional shares such that the effective Note Shares are equal to the original loan divided by 70% of the Trading Price. Finally, the
Lender received piggy back registration rights for the Shares and the shares issuable upon conversion of the Note. Quicktest reserved an additional 100,000 shares of Common Stock for issuance upon receipt of the second $150,000, of which Lender is not obligated to lend.

Item 6. Resignations of Registrant's Directors.

         Pursuant to the terms of the Merger Agreement, effective January 23,
2003, John Iannetta and Halla Moran tendered their resignations as both officers and members of the board of directors. On January 6, 2003, Michael Kessler declined his appointment to serve as a member of the Company's board of directors.

Item 7. Financial Statements and Exhibits.

         Exhibits
         --------
         99.1     Agreement for the Assignment of Patent Rights
         99.2     Amendment to Agreement for the Assignment of Patent Rights
         99.3     Press Release dated January 9, 2003

Item 8. Change in Fiscal Year.

         Pursuant to the Merger the Company changed its fiscal year end to June
30. The Company will file a Form 10-K for the year ended June 30, 2003.

Signature:

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed by the undersigned duly authorized.

                                                         QT 5, Inc.
                                                         (Registrant)

Date:  January 24, 2003                                  /s/ Steven Reder
                                                         -----------------------
                                                             Steven Reder, President